UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April 4, 2011, David A. Finke was appointed as Chief Financial Officer of Homeland Energy Solutions, LLC (“Homeland”). Mr. Finke is 36 years old. Mr. Finke previously served as the Plant Controller for Flint Hills Resources from September 2010 until he was appointed Chief Financial Officer of Homeland. Mr. Finke was also the Plant Controller for Hawkeye Growth from October 2008 until September 2010. From November 2007 until October 2008, Mr. Finke was Assistant Controller for Professional Insurance Planners and from May 2004 until November 2007, Mr. Finke was Controller for Fred Hoiberg's Clarion Auto Center.

Mr. Finke will serve as Homeland's Chief Financial Officer indefinitely at the pleasure of Homeland's Board of Directors or until his earlier death, disability or resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 4, 2011	/s/ Walter W. Wendland
Walter W. Wendland
Chief Executive Officer
(Principal Executive Officer